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                                 EXHIBIT 10.12

                                   AGREEMENT
                                 NOT TO COMPETE

                                 BY AND AMONG:
                                  SIERRA PRESS
                                       &
                                    PANORAMA
                                    7/10/96
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                                   AGREEMENT

                                 NOT TO COMPETE

                                 BY AND AMONG:

                                  SIERRA PRESS

                                       &

                                    PANORAMA

                                    7/10/96
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                            AGREEMENT NOT TO COMPETE


         THIS AGREEMENT NOT TO COMPETE (this "Agreement") is entered into as of this 10th day of July 1996, to be effective as of July 1, 1996 by and between PANORAMA INTERNATIONAL PRODUCTIONS, INC., a Delaware corporation ("Buyer"), and SIERRA PRESS, INC., a Delaware corporation ("Seller") and JAMES WILSON, JEFFREY
D. NICHOLAS and LYNN WILSON, individuals (collectively "Owners").

            A.   Owners owns all of the capital stock of Seller.

            B.   Seller is engaged in the publishing business (the "Business").

            C. Owners and Seller wish to induce Buyer or its designee to acquire all of Seller's assets and Buyer or its designee is willing to acquire all of the Seller's assets pursuant to an Asset Purchase Agreement dated as of June 18, 1996 (the "Asset Purchase Agreement"), provided that Buyer has received, among other consideration, the assurances of the Owners contained in this Agreement.

         NOW, THEREFORE, in consideration of these premises and the covenants contained herein, the parties hereto hereby agree as follows:

            1.   Covenant Not To Compete.

                 For a period of five (5) years from and after the date hereof, the Owners, nor any person, firm or corporation controlling, controlled by, or under common control of the Owners shall, directly or indirectly, engage in the Business in the Territory, whether as a shareholder (other than as a shareholder of up to five percent (5%) of the total shares of all classes of stock outstanding of any corporation with publicly-traded securities), partner, proprietor, associate, representative, or otherwise; provided, however, that such covenant not to compete shall not preclude the submission by Owners of photograph work to other publishers, not competitive with the publications of Buyer or its subsidiaries.

            2.   Injunction.

                 Owners acknowledge that the remedy at law for any breach of
Section 1 hereof will be inadequate and, accordingly, they covenant and agree that Buyer shall, in addition to any other rights or remedies which it may have, be entitled to seek such equitable and injunctive relief as may be available from any court of competent jurisdiction to restrain them from any violation of such provisions. Such right to obtain injunctive relief may be exercised, at the option of Buyer, concurrently with, prior to, after, or in lieu of, the exercise of any other rights or remedies Buyer may have as a result of any such breach or threatened breach.
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            3.   Geographic and Time Scope.

                 Owners acknowledge that the provisions of this Agreement, both as to time and area covered, are necessary to protect the rights of Buyer and the goodwill that is part of the Business. It is Owners' intention that this Agreement be enforced to the greatest extent (but to no greater extent) in time, area and degree of participation as is permitted by law. If any portion of this Agreement is held to be unreasonable, arbitrary or against public policy, the provisions of this Agreement shall be considered divisible both as to time and as to geographic areas; and each month of each year of the specified period shall be deemed to be a separate period of time. In the event any court or arbitrator determines the specified time period or geographic area to be unreasonable, arbitrary or against public policy, such court or arbitrator shall have the authority to limit such time period or geographical area to the extent necessary so as to make this Agreement enforceable.

            4.   General Provisions.

                   4.1 Complete Agreement; Modifications. This Agreement and any documents referred to herein or executed contemporaneously herewith constitute the parties entire agreement with respect to the subject matter hereof and supersede all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof. This Agreement may not be amended, altered or modified except by a writing signed by the parties.

                   4.2 No Third-Party Benefits; No Assignment. None of the provisions of this Agreement shall be for the benefit of, or enforceable by, any third-party beneficiary. Buyer shall not assign any of its rights under this Agreement without the prior written consent of the other parties hereto.

                   4.3 Governing Law. All questions with respect to this Agreement and the rights and liabilities of the parties will be governed by the laws of the State of California, regardless of the choice of law provisions of California or any other jurisdiction.

                   4.4 Arbitration. Except for actions seeking injunctive relief, which may be brought before any court having jurisdiction, any claims arising out of or relating to this Agreement which are not settled by agreement between the parties, shall be settled by arbitration in accordance with the procedures set forth in the Share Exchange Agreement.

                   4.5 Headings. The Article and Section headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, or interpret the scope of this Agreement or of any particular Article or Section.





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                   4.6    Counterparts.  This Agreement may be executed
simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                 IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first set forth above.


                                        PANORAMA INTERNATIONAL PRODUCTIONS,
                                        INC., a Delaware corporation


                                        By:         /s/ Edward H. Resnick
                                                    ---------------------------
                                        Name:       Edward H. Resnick
                                        Title:      Chairman


                                        SIERRA PRESS, INC.,
                                        a Delaware corporation


                                        By:         /s/ James Wilson
                                                    ---------------------------
                                        Name:       James Wilson
                                        Title:      Secretary/Treasurer


                                        /s/ Jeffrey D. Nicholas
                                        --------------------------------------
                                                    JEFFREY D. NICHOLAS


                                        /s/ James Wilson
                                        --------------------------------------
                                                    JAMES WILSON


                                        /s/ Lynn Wilson
                                        --------------------------------------
                                                    LYNN WILSON




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